EXHIBIT 4.B2


                          THE DIAL CORP

                         SECOND AMENDMENT
                                TO
                       AMENDED AND RESTATED
                         CREDIT AGREEMENT


     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of November 8, 1995 (this "Amendment") and is entered into by and among The Dial Corp, a Delaware corporation (the "Borrower"), the Banks listed on the signature pages hereof (the "Banks"), Bank of America National Trust and Savings Association and Citibank, N.A., as agents (the "Agents") for the Banks, Citibank, as the funding agent for the Banks (the "Funding Agent"), and Bank of America National Trust and Savings Association, as reporting agent for the Banks (the "Reporting Agent"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of December 15, 1993, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 23, 1994 (as so amended, the "Agreement"). Capitalized terms used herein without definitions have the respective meanings assigned to them in the Agreement.

                      PRELIMINARY STATEMENT

     The Borrower has requested, and the Banks and the Agents are willing, to amend the Agreement on the terms and conditions set forth in this Amendment.

                            AGREEMENT

     IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Banks, the Funding Agent, the Reporting Agent and the Agents hereby agree as follows:

     SECTION 1.  AMENDMENTS TO THE AGREEMENT.

     1.1  Amendment to Section 1.01.

          A. Section 1.01 of the Agreement is hereby amended by deleting the definition of "Net Worth" therefrom in its entirety and substituting the following therefor:

          "'Net Worth' means minority interests, preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Borrower and its Subsidiaries, provided, that, there shall be excluded from the calculation of Net Worth any unrealized gains or losses (net of taxes) on securities available for sale."
     1.2  Amendment to Section 5.02(a)(ii).

          Section 5.02(a)(ii) of the Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor.

          "(i) Liens on accounts receivable resulting from the sale of such accounts receivable by the Borrower or a Subsidiary of the Borrower, so long as, at any time, the aggregate outstanding amount of cash advanced to the Borrower or such Subsidiary, as the case may be, and attributable to the sale of such accounts receivable does not exceed $300,000,000;"

     1.3  Amendment to Section 5.02(f).

          Section 5.02(f) of the Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "(f) Maximum Leverage. The Borrower will not permit Leverage in any period referred to below to be greater than the amounts set forth below for the corresponding period:

          September 30, 1995 through
               December 30, 1996             0.62  to 1.00

          December 31, 1996 through
               December 30, 1997             0.60  to 1.00

          December 31, 1997 through
               December 30, 1998             0.575 to 1.00

          December 31, 1998 and
               thereafter                    0.55  to 1.00."

     1.4  Amendment to Section 5.02(g).

          Section 5.02(g) of the Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

          "(g) Minimum Net Worth. The Borrower will not permit at any time Net Worth to be less than the sum of
     (1) $500 million and (ii) 25% of Net Income (if a positive number) from October 1, 1995 to the then most recent June 30 or December 31 and (iii) all Additions to Capital from October 1, 1995 to the then most recent June 30 or December 31."

     1.5  Substitution of Exhibit.

          Exhibit F to the Agreement is hereby amended by deleting said Exhibit F in its entirety and substituting in place thereof a new Exhibit F in the form of Annex I to this Amendment.

     SECTION 2.  CONDITIONS TO EFFECTIVENESS.

          Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the "Second Amendment Effective Date") and the receipt by the Agents of all of the following (with sufficient originally executed copies, where appropriate, for each Bank and the Agents), in form and substance satisfactory to the Agents and their counsel and, unless otherwise noted, dated the Second Amendment Effective Date: (i) resolutions of the Borrower's board of directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, (ii) executed copies of this Amendment, (iii) signature and incumbency certificates of the Borrower's officers executing this Amendment and (iv) such other evidence as the Agents may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate proceedings in connection with this Amendment and the compliance with the conditions set forth herein. On the Second Amendment Effective Date, this Amendment shall be deemed effective as of September 30, 1995.

     SECTION 3.  BORROWER'S REPRESENTATIONS AND WARRANTIES.

          The Borrower represents and warrants to the Agents and the Banks that the following statements are true, correct and complete:

          (a) Organization and Powers. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement, as amended hereby (the Agreement, as so amended, the "Amended Agreement").

          (b) Authorization of Agreement. The execution and delivery of this Amendment have been duly authorized by all necessary corporate actions by the Borrower. This Amendment has been duly executed and delivered by the Borrower.

          (c) No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to the Borrower, the charter or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government binding on the Borrower, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it is or its properties may be bound or affected, (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets, or (iv) require any approval of stockholders or any approval or consent of any natural person, corporation, partnership, association, trust, bank or other organization, whether or not a legal entity, that is a party to any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or affected.

          (d) Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action of, with or by, any Federal, state or other governmental authority or regulatory body.

          (e)  Binding Obligation.  This Amendment and the
     Amended Agreement are the legally valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (f) Incorporation of Representations and Warranties From Agreement. The representations and warranties contained in the Amended Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date.

          (g) Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which constitute an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     SECTION 4.  MISCELLANEOUS.

          (a)  Reference to and Effect on the Agreement.

               (i)    On and after the Second Amendment Effective
          Date, each reference in the Agreement to "this
          Agreement", "hereunder", "hereof", "herein" or words of like import, shall mean and be a reference to the Agreement, as amended hereby.

               (ii) Except as specifically amended hereby, the terms, conditions and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, (x) constitute a waiver or modification of any provisions of, or operate as a waiver of any right, power or remedy of the Banks or the Agents under, the Agreement or (y) prejudice any right or remedy that the Banks or the Agents may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to herein.

          (b) Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution hereof by Requisite Lenders, the Agents and the Borrower and receipt by the Borrower and the Agents of written notification of such execution and authorization of delivery thereof and upon satisfaction of the conditions set forth in Section 2 hereof.

          (c) Costs, Expenses and Taxes. The Borrower acknowledges that all costs, fees, and expenses as described in subsection 8.04 of the Agreement incurred by the Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

          (d)  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
     BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH,
     THE LAWS OF THE STATE OF NEW YORK.

          (e) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                             ANNEX I


                            EXHIBIT F

                 (FORM OF COMPLIANCE CERTIFICATE)


     The undersigned certifies that: (i) this Certificate is as of __________ and pertains to the period from _____________ to _________, (ii) the undersigned has reviewed the terms of the Amended and Restated Credit Agreement, dated as of December 15, 1993, among The Dial Corp, the Banks named therein, Bank of America National Trust and Savings Association and Citibank, N.A., as Agents, Citibank, N.A., as Funding Agent, and Bank of America National Trust and Savings Association, as Reporting Agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 23, 1994, and that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 8, 1995 (as so amended and as it may be amended from time to time, the "Credit Agreement") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default.1 Capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

A.   CASH FLOW COVERAGE.
     For the Borrower and its Subsidiaries:

     1.   consolidated net income plus
          provision for taxes (excluding
          extraordinary, unusual, or
          nonrecurring gains or losses)           $

     2.   interest expense                        $

     3.   net operating lease expense (net of
          operating sublease income)              $

------------------
     1If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Borrower has taken, is taking and proposes to take with respect thereto.

     4.   depreciation and amortization of        $
          intangibles

     5.   capital expenditures (excluding the
          cost of acquisitions)                   $

     6.   Total of (1) plus (2) plus (3) plus
          (4) minus (5)                           $

     7.   net operating lease expense (net of
          operating sublease income)              $

     8.   interest expense                        $

     9.   Total of (7) plus (8)                   $

     10.  Cash Flow Coverage [(6) divided by
          (9)]                                    ____:1.00

     11.  Minimum Cash Flow Coverage required
          under Credit Agreement                  1.25:1.00



B.   LEVERAGE.
     For the Borrower and its Subsidiaries:

     1.   indebtedness for borrowed money or
          for the deferred purchase price of
          property or services                    $

     2.   obligations as lessee under leases
          which shall have been or should be,
          in accordance with GAAP, recorded
          as capital leases                       $

     3.   obligations under guarantees in
          respect of indebtedness or
          obligations of others of the kinds
          referred to in clauses (1) and (2)
          of this Section B                       $

     4.   Funded Debt [(1) plus (2) plus (3)]     $

     5.   Cash                                    $

     6.   Cash Equivalents                        $

     7.   total of (4) minus (5) minus (6)        $

     8.   Net Worth (excluding any unrealized
          gains or losses (net of taxes) on
          securities available for sale)          $

     9.   "Employee Equity Trust" contra
          account                                 $

     10.  "Guaranty of ESOP Debt" contra
          account                                 $

     11.  Shareholders Equity [(8) plus (9)
          plus (10)]                              $

     12.  Total of (4) minus (5) minus (6)
          plus (11)                               $

     13.  Leverage [(7) divided by (12)]          ____:1.00

     14.  Maximum Leverage permitted under
          Credit Agreement [0.62:1.00 for
          September 30, 1995 - December 30,
          1996; 9.60:1.00 for December 31,
          1996 - December 30, 1997;
          0.575:1.00 for December 31, 1997 -
          December 30, 1998; 0.55:1.00 for
          December 31, 1998 and thereafter]       ____:1.00


C.   NET WORTH
     For the Borrower and its Subsidiaries:

     1.   Net Income (excluding losses) from
          October 1, 1995 to most recent June
          30 or December 31                       $

     2.   aggregate net proceeds, including
          cash and the fair market value of
          property other than cash, received
          by the Borrower from the issue
          or sale of capital stock of the
          Borrower from October 1, 1995
          to the most recent June 30 or
          December 31                             $

     3.   aggregate of 25% of the after
          tax gains realized from unusual,
          extraordinary, and major
          nonrecurring items from October 1,
          1995 to the most recent June 30
          or December 31                          $


     4.   Additions to Capital [(2) plus (3)]     $

     5.   25% multiplied by (1)                   $



     6.   Minimum Net Work permitted under
          Credit Agreement [$500 million plus
          (4) plus (5)]                           $

     7.   Net Worth (excluding any unrealized
          gains or losses (net of taxes) on
          securities available for sale)          $



                              By:

                              Title:
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.



                                   THE DIAL CORP

                                   By:  /s/  Ronald G. Nelson
                                             Vice President-
                                             Finance and
                                             Treasurer


                                   By:  /s/  Richard C. Stephan
                                             Vice President-
                                             Controller




                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as
                                   Agent and Reporting Agent

                                   By:  /s/  R.W. Troutman
                                             Managing Director



                                   CITIBANK, N.A., as Agent and
                                   Funding Agent

                                   By:  /s/  Marjorie Futornick
                                             Vice President



Commitment:                        Bank:

$36,000,000                        BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION

                                   By:  /s/  R.W. Troutman
                                             Managing Director



$41,000,000                        CITIBANK, N.A.

                                   By:  /s/  Marjorie Futornick
                                             Vice President






$24,000,000                        BANK OF MONTREAL

                                   By:  /s/  Donald Higgins
                                             Managing Director



$24,000,000                        THE CHASE MANHATTAN BANK, N.A.

                                   By:  /s/  Ellen L. Gertzog
                                             Vice President



$29,000,000                        CHEMICAL BANK

                                   By:  /s/  Mary E. Cameron
                                             Vice President



$29,000,000                        CIBC INC.

                                   By:  /s/  Dean J. Decker
                                             Associate Director



$24,000,000                        BANK OF AMERICA ILLINOIS

                                   By:  /s/  R.W. Troutman
                                             Managing Director



$29,000,000                        NATIONSBANK OF TEXAS, N.A.

                                   By:  /s/  Frank M. Johnson
                                             Senior Vice
                                             President



$24,000,000                        ROYAL BANK OF CANADA

                                   By:  /s/  Tom J. Oberaigner
                                             Manager



$20,000,000                        BANK ONE, ARIZONA, N.A.

                                   By:  /s/  Clifford A. Payson
                                             Vice President


$24,000,000                        FIRST INTERSTATE BANK OF
                                   ARIZONA, N.A.

                                   By:  /s/  Kevin C. Halloran
                                             Vice President



$24,000,000                        THE FIRST NATIONAL BANK OF
                                   CHICAGO

                                   By:  /s/  L. Gene Beube
                                             Senior Vice
                                             President



$20,000,000                        THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED, LOS ANGELES AGENCY

                                   By:  /s/  Steven Savoldelli
                                             Vice President



$20,000,000                        THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., LOS ANGELES
                                   AGENCY

                                   By:  /s/  Genichi Imai
                                             Joint General
                                             Manager


                                   By:  /s/ T. Morgan Edwards, II
                                             Vice President and
                                             Manager



$20,000,000                        MELLON BANK, N.A.

                                   By:  /s/  Gary J. Gegick
                                             Vice President



$24,000,000                        THE MITISUI TRUST & BANKING
                                   CO., LTD. LOS ANGELES AGENCY

                                   By:  /s/  Ken Takahashi
                                             General Manager
                                             & Agent

$24,000,000                        MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK

                                   By:  /s/  Diana H. Imhof
                                             Vice President




$24,000,000                        NBD BANK, N.A.

                                   By:  /s/  James B. Junker
                                             Second Vice
                                             President





$20,000,000                        THE NORTHERN TRUST COMPANY

                                   By:  /s/  Martin G. Alston
                                             Vice President




$20,000,000                        UNION BANK

                                   By:  /s/  Cary Moore
                                             Vice President


                                   By:  /s/  Lisa Wenier
                                             Credit Officer